Exhibit 10.3
Form of
PULTE HOMES, INC.
Long-Term Incentive Award Agreement
     Pulte Homes, Inc., a Michigan corporation (the “Company”), hereby grants to                      (the “Participant”) as of                     , 20___, pursuant to the provisions of the Company’s Long-Term Incentive Program, as amended (the “Program”), a Long-Term Incentive Award (the “Award”), upon and subject to the restrictions, terms and conditions set forth in the Program and below. Capitalized terms not defined herein shall have the meanings specified in the Program or in the Pulte Homes, Inc. 2008 Senior Management Incentive Plan (the “Plan”).
     1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Participant shall accept this Agreement by executing the Grant Acceptance Agreement and returning it to the Company at such time as shall be satisfactory to the Company.
     2. Vesting and Forfeiture.
     2.1. Service Vesting Requirement. Subject to the satisfaction of the performance vesting requirement set forth in the Grant Acceptance Agreement and subject to the provisions governing the treatment of the Award upon a Change in Control as set forth in Section 3.5 of the Program, the Award shall vest and become payable pursuant to the terms of the Program if the Participant remains in continuous employment with the Company through the date set forth in the Grant Acceptance Agreement (the “Vesting Date”). Except as otherwise provided herein, if the Participant’s employment by the Company terminates prior to the Vesting Date, the Participant shall forfeit all rights with respect to the Award and the Award shall be cancelled by the Company.
     2.2. Termination by Reason of Death or Permanent Disability. If the Participant’s employment with the Company terminates by reason of death or Permanent Disability, (i) in the case of an Award relating to a completed Performance Period, the Award shall be paid, to the extent earned, to the Participant or the Participant’s Beneficiary, as the case may be, as if the Participant had remained employed with the Company through the Vesting Date, (ii) in the case of an Award relating to a pending Performance Period, the Participant or the Participant’s Beneficiary, as the case may be, shall be entitled to a prorated award. Such prorated award shall be equal to the value of the target award set forth in the Grant Acceptance Agreement multiplied by a fraction, the numerator of which shall equal the number of days such Participant was employed with the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period. Notwithstanding anything herein to the contrary, if a Participant or a Participant’s Beneficiary, as the case may be, shall be entitled to receive payment of an Award or a prorated Award, pursuant to this Section 2.2, such Participant or such Participant’s Beneficiary, as the case may be, shall receive such payment in a lump sum cash amount no later than the March 15th occurring immediately after the year in which the Participant’s employment terminates.
     2.3. Termination by Reason Other Than Voluntary Termination by Participant, Death, Permanent Disability or Cause. If the Participant’s employment with the Company terminates for any reason, other than voluntary termination by Participant, death, Permanent Disability or Cause, (i) in the case of an Award relating to a completed Performance Period, the Award shall be paid, to the extent earned, to the Participant as if the Participant had remained employed with the Company through the Vesting Date, (ii) in the case of an Award relating to a pending Performance Period, the Performance Period shall continue through the last day thereof and the Participant shall be entitled to a prorated award. Such prorated award shall be equal to the value of the award at the end of the Performance Period based on the actual performance during the Performance Period multiplied by a fraction, the numerator of which shall equal the number of days such Participant was employed with the Company during the Performance Period and the denominator of which shall equal the number of days in the Performance Period. Notwithstanding anything herein to the contrary, if a Participant shall be entitled to receive payment of an Award or a prorated Award, pursuant to this Section 2.3, such Participant shall receive such payment in a lump sum cash amount no later than the March 15th occurring immediately after the year in which the Participant’s employment terminates.
     2.4. Termination by Reason of Voluntary Termination by Participant or Cause. If the Participant’s employment with the Company is terminated voluntarily by Participant or is terminated by the Company for Cause, the Participant’s Award that is unvested as of the date of termination, shall be immediately forfeited.
     2.5. Payment. If an Award shall have vested, the Participant shall receive, no later than the March 15th occurring immediately after the year in which the Vesting Date occurs, a lump sum cash payment from the Company in an amount equal, as determined by the Committee, to the amount of the Award which shall have vested as of such Vesting Date, subject to the deduction of taxes and other amounts pursuant to the Program. All payments under this Agreement are intended to be exempt from Section 409A of the Code as “short-term deferrals,” within the meaning of Treasury regulations promulgated under Section 409A of the Code.
     2.6. Committee Discretion. Notwithstanding the attainment of the Performance Measures with respect to the Award or anything herein to the contrary, in all cases, the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any portion of the Award that would otherwise be made to any Participant or to decide that no payment shall be made.
     3. Additional Terms and Conditions of Award.
     3.1. Nontransferability of Award. The Award and any rights thereunder shall not be transferable other than by will or the laws of descent and distribution or pursuant to any Beneficiary designation procedures as may approved by the Committee for such purpose. Except as permitted by the preceding sentence, the Award shall not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt by the Participant to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights thereunder shall immediately become null and void.

     3.2. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Participant give or be deemed to give the Participant any right to continued employment by the Company or any Affiliate of the Company.
     3.3. Decisions of Committee. The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding the Program or this Agreement shall be final, binding and conclusive.
     3.4. Agreement Subject to the Program and the Plan. This Agreement is subject to the provisions of the Program and the Plan and shall be interpreted in accordance therewith. The Participant hereby acknowledges receipt of a copy of the Program and the Plan.
     4. Miscellaneous Provisions.
     4.1. Meaning of Certain Terms. As used herein, employment by the Company shall include employment by an Affiliate of the Company.
     4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Program.
     4.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Pulte Homes, Inc., Attention Executive Vice President, Human Resources, 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304, and if to the Participant, to the last known address contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by electronic mail or facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of electronic mail or facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
     4.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to conflicts of laws principles.
     4.5. Statute of Limitations. Any action, claim or lawsuit relating to this Agreement must be filed no more than six (6) months after the date of the employment action that is the subject of the action, claim or lawsuit. The Participant voluntarily waives any statute of limitations to the contrary.

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